Exhibit 99.2

PMI MORTGAGE INSURANCE LTD AND SUBSIDIARIES

(An Indirect Wholly Owned Subsidiary of

The PMI Group, Inc.)

Consolidated Financial Statements

As of September 30, 2005 and December 31, 2004

And for the periods ended September 30, 2005 and 2004

INDEX TO FINANCIAL STATEMENTS

PMI MORTGAGE INSURANCE LTD AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS:

Consolidated Statements of Operations for the nine months ended September 30, 2005 and 2004 (unaudited)	F-2

Consolidated Balance Sheets as of September 30, 2005 (unaudited) and December 31, 2004	F-3

Consolidated Statements of Cash Flows for September 30, 2005 and 2004 (unaudited)	F-4

Notes to Consolidated Financial Statements (unaudited)	F-5

PMI MORTGAGE INSURANCE LTD AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Nine Months Ended September 30,
	2005	2004
	(Dollars in thousands)
REVENUES
Premiums earned	$85,541	$72,643
Net investment income	26,689	20,155
Net realized investment gains	268	12
Other income	998	783

Total revenues	113,496	93,593

LOSSES AND EXPENSES
Losses and loss adjustment expenses	1,841	946
Amortization of deferred policy acquisition costs	8,728	8,174
Other underwriting and operating expenses	20,274	15,655

Total losses and expenses	30,843	24,775

Income before income taxes	82,653	68,818
Income taxes	24,808	20,655
Minority interest, net	1,440	1,283

NET INCOME	$56,405	$46,880

See accompanying notes to consolidated financial statements.

PMI MORTGAGE INSURANCE LTD AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2005	December 31, 2004
	(Unaudited)
	(Dollars in thousands, except per share data)
ASSETS
Investments – available-for-sale at fair value:
Fixed income securities	$562,807	$525,193
Equity securities – common	28,160	24,430
Short-term investments	1,758	6,171

Total investments	592,725	555,794
Cash and cash equivalents	89,981	48,864
Related party receivables	1,316	2,811
Accrued investment income	10,069	7,596
Reinsurance receivables and prepaid premiums	3,187	4,298
Reinsurance recoverables	—	81
Deferred policy acquisition costs	36,611	34,129
Leasehold improvements, equipment and software, net of accumulated depreciation and amortization	3,122	2,459
Other assets	1,768	14,666

Total assets	$738,779	$670,698

LIABILITIES
Reserve for losses and loss adjustment expenses	$7,490	$7,672
Unearned premiums	300,629	280,639
Reinsurance payables	5,427	7,200
Deferred income taxes	6,774	6,508
Other liabilities and accrued expenses	17,511	17,409

Total liabilities	337,831	319,428

Commitments and contingencies (Notes 6 and 7)
Minority interest	7,509	6,226
SHAREHOLDER’S EQUITY
Ordinary shares - no par value; 210,800 issued and outstanding	76,753	76,753
Retained earnings	252,091	195,715
Accumulated other comprehensive income, net of deferred taxes	64,595	72,576

Total shareholder’s equity	393,439	345,044

Total liabilities and shareholder’s equity	$738,779	$670,698

See accompanying notes to consolidated financial statements.

PMI MORTGAGE INSURANCE LTD AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2005	2004
	(Dollars in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$56,405	$46,880
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Minority interest, net	1,440	1,283
Net realized investment gains	(268)	(12)
Depreciation and amortization	1,755	1,066
Deferred income taxes	266	3,948
Policy acquisition costs incurred and deferred	(12,038)	(12,603)
Amortization of deferred policy acquisition costs	8,728	8,174
Changes in:
Accrued investment income	(2,473)	(2,635)
Reinsurance receivables, net of reinsurance payables	1,111	1,159
Reinsurance recoverables	81	1
Reserve for losses and loss adjustment expenses	(182)	268
Unearned premiums	19,990	33,079
Income taxes payable	41	828
Other	11,271	(6,781)

Net cash provided by operating activities	86,127	74,655

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sales and maturities of fixed income securities	48,803	95,436
Proceeds from sales of equity securities	2,554	3,675
Investment purchases:
Fixed income securities	(88,169)	(206,500)
Equity securities – common	(3,419)	(3,431)
Net change in short-term investments	4,413	11,790
Net change in related party receivables	1,495	(5,192)
Capital expenditures and capitalized software, net of dispositions	(2,418)	(498)

Net cash used in investing activities	(36,741)	(104,720)

Foreign currency translation adjustment	(8,269)	(8,661)

Net increase (decrease) in cash and cash equivalents	41,117	(38,726)
Cash and cash equivalents at beginning of period	48,864	75,675

Cash and cash equivalents at end of period	$89,981	$36,949

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid during the periods for:
Income taxes	$22,721	$16,480

See accompanying notes to consolidated financial statements.

PMI MORTGAGE INSURANCE LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1. BASIS OF PRESENTATION

PMI Mortgage Insurance Ltd (“PMI Ltd”) is a wholly owned subsidiary of PMI Mortgage Insurance Australia (Holdings) Pty Limited (“PMI Holdings”) and was incorporated in Australia on September 24, 1965. The accompanying consolidated financial statements include the accounts of PMI Ltd, an Australian corporation; its majority owned subsidiaries, Western Lenders Mortgage Insurance Company Ltd and Permanent LMI Pty Ltd and its wholly owned subsidiary, Advantage Lenders Mortgage Insurance Pty Limited (“Advantage”). PMI Ltd and its subsidiaries are collectively referred to as the “Company.” All material intercompany transactions and balances have been eliminated in the consolidated financial statements. PMI Holdings is a subsidiary of PMI Mortgage Insurance Co. (“PMI”). The ultimate parent of PMI is The PMI Group, Inc. (“The PMI Group”), a United States domiciled corporation.

NOTE 2. SUMMARY OF CERTAIN SIGNIFICANT ACCOUNTING POLICIES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported consolidated amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Significant accounting policies are as follows:

Investments – The Company has designated its entire portfolio of fixed income and equity securities as available-for-sale. These securities are recorded at fair value based on quoted market prices with unrealized gains and losses, net of deferred income taxes, accounted for as a component of accumulated other comprehensive income in shareholder’s equity. The Company evaluates its investments regularly to determine whether there are declines in value and whether such declines meet the definition of other-than-temporary impairment in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 115, Accounting for Certain Investments in Debt and Equity Securities and SEC Staff Accounting Bulletin No. 59, Accounting for Noncurrent Marketable Equity Securities. The fair value of a security below cost or amortized cost for consecutive quarters is a potential indicator of an other-than-temporary impairment. When the Company determines a security has suffered an other-than-temporary impairment, a realized investment loss is recognized to the extent of the decline in fair value in the current period’s consolidated results of operations.

The Company’s short-term investments typically have average maturities of greater than three and less than 12 months when purchased and are carried at fair value. Realized gains and losses on sales of investments are determined on a specific-identification basis. Investment income consists primarily of interest and dividends. Interest income and preferred stock dividends are recognized on an accrual basis. Dividend income on common stock is recognized on the date of declaration. Net investment income represents interest and dividend income, net of investment expenses.

Cash and Cash Equivalents – The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Deferred Policy Acquisition Costs – The Company defers certain costs in its mortgage insurance operations relating to the acquisition of new insurance and amortizes these costs against related premium revenue in order to match costs and revenues. These costs are primarily associated with the acquisition, underwriting and processing of new business, including contract underwriting and sales related activities. To the extent the Company is compensated by customers for contract underwriting, those underwriting costs are not deferred. Costs related to the issuance of mortgage insurance business are initially deferred and reported as deferred policy acquisition costs. SFAS No. 60, Accounting and Reporting by Insurance Enterprises, (“SFAS No. 60”),

PMI MORTGAGE INSURANCE LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

(Unaudited)

specifically excludes mortgage guaranty insurance from its guidance relating to the amortization of deferred policy acquisition costs. Consistent with industry accounting practice, amortization of these costs for each underwriting year book of business is charged against revenue in proportion to earned premiums. The deferred costs related to single premium policies are adjusted as appropriate for policy cancellations to be consistent with the Company’s revenue recognition policy. The amortization estimates for each underwriting year are monitored regularly to reflect actual experience and any changes to persistency or loss development. Deferred policy acquisition costs are reviewed periodically to determine that they do not exceed recoverable amounts, after considering investment income.

Leasehold Improvements, Equipment and Software – Leasehold improvements, equipment and software are carried at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, ranging from 2.5 to 13 years. Leasehold improvements are recorded at cost and amortized over the lesser of the useful life of the assets or the remaining term of the related lease. The Company’s accumulated depreciation and amortization was $4.7 million and $3.7 million as of September 30, 2005 and December 31, 2004, respectively.

Under the provisions of Statement of Position (“SOP”) No. 98-1, Accounting for the Cost of Computer Software Developed or Obtained for Internal Use, the Company capitalizes costs incurred during the application development stage related to software developed for internal-use purposes and for which it has no substantive plan to market externally. Capitalized costs are amortized at such time as the software is ready for its intended use on a straight-line basis over the estimated useful life of the asset, which is generally 2.5 years. The Company capitalized costs associated with software developed for internal use of $0.8 million and $0.7 million for the nine months ended September 30, 2005 and 2004, respectively.

Related Party Receivables – As of September 30, 2005 and December 31, 2004, related party receivables were $1.3 million and $5.2 million respectively, consisting of non interest bearing receivables at call, due from three related Australian entities.

Reserve for Losses and Loss Adjustment Expenses – The reserve for mortgage insurance losses and loss adjustment expenses (“LAE”) is the estimated claim settlement costs on notices of default that have been received by the Company, as well as loan defaults that have been incurred but have not been reported by the lenders. The Company’s master policies define “default” as the borrower’s failure to pay when due an amount equal to the scheduled monthly mortgage payment under the terms of the mortgage. Generally, however, the master policies require an insured to notify the Company of a default no later than the last business day of the month following the month in which the borrower becomes three monthly payments in default. For reporting and internal tracking purposes, the Company does not consider a loan to be in default until it has been delinquent for two consecutive monthly payments. SFAS No. 60, Accounting and Reporting by Insurance Enterprises, specifically excludes mortgage guaranty insurance from its guidance relating to reserves for losses and LAE. Consistent with industry accounting practice, the Company considers its mortgage insurance policies as short duration contracts and, accordingly does not establish loss reserves for future claims on insured loans that are not currently in default. The Company establishes loss reserves on a case-by-case basis when insured loans are identified as currently in default using estimated claim rates and average claim amounts for each report year, net of salvage recoverable. The Company also establishes loss reserves for defaults that have been incurred but have not been reported to the Company prior to the close of an accounting period, using estimated claim rates and claim amounts applied to the estimated number of defaults not reported. The reserve levels as of the consolidated balance sheet date represent management’s best estimate of existing losses and LAE incurred. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes known to the Company. Such adjustments, to the extent of increasing or decreasing loss reserves, are recognized in current period’s consolidated results of operations.

PMI MORTGAGE INSURANCE LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

(Unaudited)

Reinsurance – The Company uses reinsurance to reduce net risk in force and optimize capital allocation. The Company’s reinsurance agreements typically provide for recovery of a proportionate level of claim expenses from reinsurers, and reinsurance recoverables is recorded as an asset. The Company remains liable to its policyholders if the reinsurers are unable to satisfy their obligations under the agreements as with all reinsurance contracts. Reinsurance recoverables on paid losses and loss estimates are based on the Company’s actuarial analysis of the applicable business. Amounts the Company will ultimately recover could differ materially from amounts recorded as reinsurance recoverables. Reinsurance transactions are recorded in accordance with the provisions of the reinsurance agreements and the accounting guidance provided in SFAS No. 113, Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts.

Revenue Recognition – Mortgage guarantee insurance policies are contracts that are generally non-cancelable by the insurer and provide payment of premiums on a single basis. Primary mortgage insurance premiums written on policies covering more than one year are referred to as single premiums. A portion of revenue on single premiums is recognized in premiums earned in the current period, and the remaining portion is deferred as unearned premiums and earned over the expected life of the policy, a range of eight to nine years. If single premium policies related to insured loans are cancelled due to repayment by the borrower, and the premium is nonrefundable, then the remaining unearned premium related to each cancelled policy is recognized to earned premiums upon notification of the cancellation. Unearned premiums represent the portion of premiums written that is applicable to the estimated unexpired risk of insured loans. Rates used to determine the earning of single premiums are estimates based on the actuarial analysis of the expiration of risk. The earnings pattern calculation is an estimation process and, accordingly, the Company reviews its premium earnings cycle for each policy acquisition year (“Book Year”) annually and any adjustments to the estimates are reflected to each Book Year as appropriate.

Income Taxes – PMI Ltd is included in the consolidated tax return of PMI Holdings. The tax provision for the Company for financial reporting purposes is determined on a stand-alone basis.

The Company accounts for income taxes using the liability method in accordance with SFAS No. 109, Accounting for Income Taxes. The liability method measures the expected future tax effects of temporary differences at the enacted tax rates applicable for the period in which the deferred asset or liability is expected to be realized or settled. Temporary differences are differences between the tax basis of an asset or liability and its reported amount in the consolidated financial statements that will result in future increases or decreases in taxes owed on a cash basis compared to amounts already recognized as tax expense in the consolidated statements of operations. The Company’s effective tax rate was 30.0% for 2005 and 2004, compared to the Australian statutory rate of 30.0%.

Employee Benefit Plans and Share-Based Compensation – PMI Ltd’s employees participate in The PMI Group’s Employee Stock Purchase Plan (“ESPP”) which allows eligible employees to purchase The PMI Group’s common shares at a 15% discount to fair market value as determined by the plan. The ESPP offers participants the 15% discount to current fair market value or fair market value with a look-back provision of the lesser of the duration an employee has participated in the ESPP or two years. PMI Ltd’s employees also participate in The PMI Group’s Equity Incentive Plan which provides for awards of stock options subject to various restrictions and performance hurdles, entitling the recipient to receive cash or common stock in the future. Generally options are granted with an exercise price equal to the market value on the date of the grant, expire ten years from the grant and have a three year vesting period. The Company’s consolidated shareholder’s equity is not impacted by either of these plans as common shares are issued out of The PMI Group.

Superannuation Plans – It is compulsory for superannuation contributions to be made by the company to a regulated and complying superannuation fund for all Australian employees. The minimum contribution is 9% of an employee’s salary and this is paid by the company. Employees may elect to pay additional contributions out of their salary. The default superannuation plan for Australian employees is the ING Corporate Super although

PMI MORTGAGE INSURANCE LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

(Unaudited)

employees may elect for the contributions relating to them to be paid into another plan. The Company has made superannuation payments on behalf of their employees of $1.0 million and $0.8 million for the nine months ended September 30, 2005 and 2004, respectively.

In New Zealand all permanent employees are members of the PMI Mortgage Insurance Limited Superannuation Plan. Employer contributions are 8.06% of an employee’s salary.

The Company also pays salary continuance insurance premiums. Salary continuance insurance provides permanent employees cover in the event that an individual is unable to work due to disability following a non work-related accident or injury. Contractors are not covered under this benefit.

Comprehensive Income – Comprehensive income includes net income and other comprehensive income which includes foreign currency translation adjustments, changes in unrealized gains or losses on investments arising during the period and the reclassification of realized gains and losses previously reported in other comprehensive income, net of related tax effects. For the purposes of interim reporting, the Company reports the components of comprehensive income in the notes to its consolidated financial statements.

NOTE 3. NEW ACCOUNTING STANDARDS

On November 5, 2005, the Financial Accounting Standards Board (“FASB”) Staff has issued FASB Staff Position (“FSP”) SFAS Nos. 115-1 and SFAS No 124-1, The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments (“FSP Nos. 115-1 and 124-1”). FSP 115-1 and 124-1 addresses the determination as to when an investment is considered impaired, whether that impairment is other than temporary, and the measurement of an impairment loss. This FSP also includes accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. The guidance in this FSP shall be applied to reporting periods beginning after December 15, 2005. FSP Nos. 115-1 and 124-1 are not expected to significantly impact the Company’s consolidated statements of operations or consolidated financial condition.

PMI MORTGAGE INSURANCE LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

(Unaudited)

NOTE 4. INVESTMENTS

Fair Values and Gross Unrealized Gains and Losses on Investments – The cost or amortized cost, estimated fair value and gross unrealized gains and losses on investments are shown in the table below:

	Cost or Amortized Cost	Gross Unrealized		Fair Value
		Gains	(Losses)
		(Dollars in thousands)
As of September 30, 2005:
Fixed income securities	$557,274	$5,964	$(431)	$562,807
Equity securities:
Common stocks	19,611	8,796	(247)	28,160

Total equity securities	19,611	8,796	(247)	28,160
Short-term investments	1,758	—	—	1,758

Total	$578,643	$14,760	$(678)	$592,725

	Cost or Amortized Cost	Gross Unrealized		Fair Value
		Gains	(Losses)
		(Dollars in thousands)
As of December 31, 2004:
Fixed income securities	$517,648	$7,728	$(183)	$525,193
Equity securities:
Common stocks	18,323	6,177	(70)	24,430

Total equity securities	18,323	6,177	(70)	24,430
Short-term investments	6,171	—	—	6,171

Total	$542,142	$13,905	$(253)	$555,794

Aging of Unrealized Investment Losses – The following table shows the gross unrealized losses and fair value of the Company’s investments, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position as of September 30, 2005:

	Less than 12 months		12 months or more		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(Dollars in thousands)
As of September 30, 2005:
Fixed income securities:
Australian and New Zealand Federal and State Government bonds	$31,668	$(207)	$358	$(5)	$32,026	$(212)
Corporate bonds	49,401	(219)	—	—	49,401	(219)

Total fixed income securities	81,069	(426)	358	(5)	81,427	(431)
Equity securities:
Common stocks	1,403	(204)	355	(43)	1,758	(247)

Total equity securities	1,403	(204)	355	(43)	1,758	(247)
Short-term investments

Total	$82,472	$(630)	$713	$(48)	$83,185	$(678)

Unrealized losses on fixed income securities were primarily due to increases in interest rates, and are not considered to be other-than-temporarily impaired as the Company has the intent and ability to hold such investments until they recover or mature. The remaining unrealized losses do not meet the criteria established in the Company’s policy for determining other-than-temporary impairment and as such are not considered

PMI MORTGAGE INSURANCE LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

(Unaudited)

impaired. The Company determined that the decline in the market value of certain fixed income and equity securities in its investment portfolio met the definition of other-than-temporary impairment and recognized realized losses of $0.1 million and $0.1 million in the first nine months of 2005 and 2004, respectively.

Net Investment Income – Net investment income consists of the following for the nine months ended:

	Nine Months Ended September 30,
	2005	2004
	(Dollars in thousands)
Fixed income securities	$22,831	$17,662
Equity securities	964	674
Short-term investments	3,523	2,323

Investment income before expenses	27,318	20,659
Investment expenses	(629)	(504)

Net investment income	$26,689	$20,155

NOTE 5. DEFERRED POLICY ACQUISITION COSTS

The following table summarizes deferred policy acquisition cost activity as of and for the nine months ended September 30, 2005 and September 30, 2004:

	Nine Months Ended September 30,
	2005	2004
	(Dollars in thousands)
Beginning balance	$34,129	$26,968
Policy acquisition costs incurred and deferred	11,210	11,677
Amortization of deferred policy acquisition costs	(8,728)	(8,174)

Ending balance	$36,611	$30,471

Deferred policy acquisition costs are affected by qualifying costs that are deferred in the period and amortization of previously deferred costs in such period. In periods where there is significant growth in new business, the asset will generally increase because the amount of deferred acquisition costs incurred exceeds the amortization of previously deferred policy acquisition costs. Conversely, in periods where new business activity is declining, the asset will generally decrease because the amortization of previously deferred policy acquisition costs exceeds the amount of deferred acquisition costs incurred.

NOTE 6. RESERVE FOR LOSSES AND LOSS ADJUSTMENT EXPENSES

The Company establishes a reserve for losses and LAE to recognize the estimated liability for potential losses and related loss expenses in connection with borrower default on their mortgage payments. The establishment of a loss reserve is subject to inherent uncertainty and requires significant judgment by management. The following table provides a reconciliation of the beginning and ending consolidated reserves for losses and LAE between January 1 and September 30, 2005 and 2004:

PMI MORTGAGE INSURANCE LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

(Unaudited)

	2005	2004
	(Dollars in thousands)
Balance at January 1,	$7,672	$5,975
Reinsurance recoverables	(81)	(77)

Net balance at January 1,	7,591	5,898
Losses and LAE incurred, principally with respect to defaults occurring in:
Current year	6,978	6,062
Prior years (1)	(5,137)	(5,116)

Total incurred	1,841	946
Losses and LAE payments, principally with respect to defaults occurring in:
Current year	(275)	(192)
Prior years	(1,552)	(359)

Total payments	(1,827)	(551)
Foreign currency translation effect	(115)	(126)

Net ending balance at September 30,	7,490	6,167
Reinsurance recoverables	—	76

Balance at September 30,	$7,490	$6,243

(1)	The reductions in losses and LAE incurred relating to prior years were primarily due to favourable development of actual claim amounts and adjustments to ultimate claim rates due to the strong housing appreciation and overall economic conditions experienced in Australia over the period.

NOTE 7. COMMITMENTS AND CONTINGENCIES

Legal Proceedings – Various legal actions are currently pending that involve the Company and specific aspects of its conduct of business. In the opinion of management, the ultimate liability in one or more of these actions is not expected to have a material effect on the consolidated financial condition, results of operations or cash flows of the Company.

NOTE 8. COMPREHENSIVE INCOME

The components of comprehensive income for the nine months ended September 30, 2005 and 2004 are shown in the table below.

	Nine Months Ended September 30,
	2005	2004
	(Dollars in thousands)
Net income	$56,405	$46,880
Other comprehensive income (losses), net of deferred taxes:
Change in unrealized gains (losses) on investments:
Unrealized gains arising during the period, net of deferred benefits of $192, and $1,990, respectively	447	4,643
Reclassification of realized gains included in net income, net of deferred taxes	(188)	(8)

Net unrealized gains	259	4,635
Foreign currency translation adjustment	(8,269)	(8,661)

Other comprehensive loss, net of deferred benefits	(8,010)	(4,026)

Comprehensive income	$48,395	$42,854

The unrealized gains in the first nine months of 2005 and the corresponding period in 2004 were primarily due to changes in fixed income security interest rates relative the consolidated fixed income portfolio.

PMI MORTGAGE INSURANCE LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

(Unaudited)

The foreign currency translation adjustments in the nine months ended September 30, 2005 and the nine months ended September 30, 2004 were due primarily to strengthening of the U.S. dollar spot exchange rates relative to the Australian dollar spot exchange rates from the beginning of the period to the end of each period presented.

NOTE 9. SUBSEQUENT EVENT

On January 3, 2006, PMI Ltd acquired the mortgage insurance portfolio of PMI Indemnity. The estimated fair value of assets acquired was approximately $25 million. The estimated fair value of liabilities assumed was approximately $25 million. PMI Ltd paid no consideration to PMI Holdings for this transfer.